Exhibit 4.1

THIRTEENTH SUPPLEMENTAL INDENTURE (this “Thirteenth Supplemental Indenture”) dated as of June 14, 2018, among HISTORIC TW INC., a Delaware corporation (the “Company”), TIME WARNER INC., a Delaware corporation (“TWX”), HISTORIC AOL LLC (formerly known as AOL LLC), a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), WEST MERGER SUB II, LLC, a Delaware limited liability company (“Merger Sub LLC”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank (formerly known as Chemical Bank)), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company (as successor to Time Warner Companies, Inc. (“TWCI”)) has executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of January 15, 1993, as amended from time to time, by way of the First Supplemental Indenture, dated as of June 15, 1993, between the Company (as successor to TWCI) and the Trustee, the Second Supplemental Indenture, dated as of October 10, 1996, among the Company (in its own capacity and as successor to TWCI) and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of December 31, 1996, among the Company (in its own capacity and as successor to TWCI) and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of December 17, 1997, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of January 12, 1998, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee, the Sixth Supplemental Indenture, dated as of March 17, 1998, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee (the “Sixth Supplemental  Indenture”), the Seventh Supplemental Indenture, dated as of January 11, 2001, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of February 23, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of April 16, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee, the Tenth Supplemental Indenture, dated as of December 3, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture, dated as of November 17, 2016, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee (the “Eleventh Supplemental Indenture”), and the Twelfth Supplemental Indenture, dated as of December 22, 2017, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee (the “Twelfth Supplemental Indenture”) (the Original Indenture, as so amended, is herein called the “Indenture”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”, which term shall include any Securities issued under the Indenture after the date hereof);

WHEREAS, TWCI was the original issuer under the Indenture and the Company (in its own capacity and not as successor to TWCI) has (a) by way of the Second Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TWCI under the Indenture (the “Initial Company Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the Initial Company Guarantee, (b) by way of the Third Supplemental Indenture, extended to the Holders of Securities certain additional rights and privileges in connection with the Initial Company Guarantee, and (c) by way of the Sixth Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TBS under the TBS Guarantee (as defined below) (the “Additional Company Guarantee” and together with the Initial Company Guarantee, the “Company Guarantees”) and extended to the Holders of Securities certain rights and privileges in connection with the Additional Company Guarantee;

WHEREAS, pursuant to a certificate of ownership and merger filed with the Secretary of State of the State of Delaware, TWCI merged with and into the Company on February 24, 2009, with the Company being the surviving corporation, and the Company, by way of the Eighth Supplemental Indenture, assumed all the obligations of TWCI under the Indenture;

WHEREAS, TBS has, by way of the Fourth Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TBS Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

WHEREAS, AOL has, by way of the Seventh Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Company Guarantees (the “AOL Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the AOL Guarantee, and has, by way of the Eighth Supplemental Indenture, affirmed that the AOL Guarantee, in so far as it is a guarantee of the obligations of the Company under the Company Guarantees, constitutes a guarantee of the obligations of the Company, in its capacity as successor to TWCI, in respect of the Securities;

WHEREAS, TWX has, by way of the Seventh Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of (a) AOL under the AOL Guarantee and (b) the Company under the Company Guarantees (together, the “TWX Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWX Guarantee, and has, by way of the Eighth Supplemental Indenture, affirmed that the TWX Guarantee, in so far as it is a guarantee of the obligations of the Company under the Company Guarantees, constitutes a guarantee of the obligations of the Company, in its capacity as successor to TWCI, in respect of the Securities;

WHEREAS, HBO has, by way of the Tenth Supplemental Indenture, unconditionally and irrevocably guaranteed the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and of all other monetary obligations of the Company under the Indenture (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities;

WHEREAS, TWX obtained the consent of the Holders of a majority in principal amount of the Outstanding Securities of each of the 9.150% Debentures due 2023 (the “2023 Debentures”), the 7.570% Debentures due 2024 (the “2024 Debentures”), and the 6.950% Debentures due 2028 (the “2028 Debentures”, and, together with the 2023 Debentures and the 2024 Debentures, the “Amended Debentures” and, each, a “Series” of Amended Debentures) to amend the Indenture with respect to each such Series of Amended Debentures, and, by way of the Twelfth Supplemental Indenture, amended the Indenture with respect to each such Series of Amended Debentures to remove certain restrictive covenants and provide that any and all of the Company Guarantees, the TWX Guarantee, the AOL Guarantee, the TBS Guarantee and the HBO Guarantee may be released at any time at the Company’s discretion with respect to each such Series of Amended Debentures;

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of October 22, 2016 (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), among TWX, AT&T Inc., a Delaware corporation (“AT&T”), West Merger Sub, Inc., a Delaware corporation (“Merger Sub Corp”), and Merger Sub LLC, Merger Sub Corp will merge with and into TWX (the “Initial Merger”), and at the effective time of the Initial Merger (the “First Effective Time”) the separate corporate existence of Merger Sub Corp will cease and TWX will continue as the surviving corporation in the Initial Merger and a wholly-owned subsidiary of AT&T;

WHEREAS, pursuant to the Merger Agreement, immediately following the First Effective Time, TWX, as the surviving corporation in the Initial Merger, will merge with and into Merger Sub LLC (the “Subsequent Merger”), and at the effective time of the Subsequent Merger (the “Second Effective Time”) the separate corporate existence of TWX will cease and Merger Sub LLC will continue as the surviving company in the Subsequent Merger and a wholly-owned subsidiary of AT&T;

WHEREAS, Section 801(1)(b) of the Indenture, as applicable to certain series of Securities (but not the Amended Debentures), provides that in the case of a merger of TWX into any other corporation or limited liability company, the corporation or limited liability company into which TWX is merged shall expressly assume by supplemental indenture the performance of every covenant of the Indenture on the part of TWX to be performed or observed;

WHEREAS, pursuant to Section 802 of the Indenture, upon completion of the Subsequent Merger and the execution and delivery of this Thirteenth Supplemental Indenture, Merger Sub LLC shall succeed to, and be substituted for, and may exercise every right and power of, TWX under the Indenture with the same effect as if Merger Sub LLC had been named as TWX in the Indenture;

WHEREAS, Section 901(1) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time and without the consent of the Holders of any Securities, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the succession of another corporation, limited liability company or Person to TWX, and the assumption by such successor of the covenants of TWX contained in the Indenture and in the Securities;

WHEREAS, the Company is authorized by a Board Resolution to enter into this Thirteenth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Thirteenth Supplemental Indenture, and all requirements necessary to make this Thirteenth Supplemental Indenture a valid instrument in accordance with its terms, to make the assumption of the obligations of TWX under the Indenture a valid act of Merger Sub LLC and the execution and delivery of this Thirteenth Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO, Merger Sub LLC and the Trustee hereby agree that this Thirteenth Supplemental Indenture supplements the Indenture with respect to Securities issued thereunder:

SECTION 1. Definitions. Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

SECTION 2. Assumption by Merger Sub LLC. As of the Second Effective Time, Merger Sub LLC, as the surviving company in the Subsequent Merger, hereby assumes the performance of every covenant of the Indenture (as supplemented from time to time) on the part of TWX to be performed or observed. As of the Second Effective Time, Merger Sub LLC hereby succeeds to, is substituted for, and may exercise every right and power of, TWX under the Indenture with the same effect as if Merger Sub LLC had been named as TWX in the Indenture.

SECTION 3. Effectiveness. In the event that the Second Effective Time does not occur on or prior to the Termination Date (as defined in the Merger Agreement), this Thirteenth Supplemental Indenture shall not become operative and shall be null and void immediately following the Termination Date (as defined in the Merger Agreement).

SECTION 4. This Thirteenth Supplemental Indenture. This Thirteenth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 5. GOVERNING LAW. THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Thirteenth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7. Headings. The headings of this Thirteenth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, TWX, AOL, TBS, HBO and Merger Sub LLC and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture.

SECTION 9. Separability. In case any one or more of the provisions contained in this Thirteenth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Thirteenth Supplemental Indenture or of the Securities, but this Thirteenth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

HISTORIC TW INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

TIME WARNER INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

HOME BOX OFFICE, INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

HISTORIC AOL LLC,

by Time Warner Inc.,
as sole member of Historic AOL LLC

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

[Signature Page to Thirteenth Supplemental Indenture]

TURNER BROADCASTING SYSTEM, INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

[Signature Page to Thirteenth Supplemental Indenture]

WEST MERGER SUB II, LLC,

by
/s/ Julianne K. Galloway
Name: Julianne K. Galloway
Title: Assistant Treasurer

[Signature Page to Thirteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee,

by
/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Thirteenth Supplemental Indenture]